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EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the registration statement of American Bio Medica Corporation on Form S-3 (File No. 333-16535) of our report, dated June 17, 1999 (with respect to Note H[4] July 1, 1999) on our audits of the financial statements of the Company as of April 30, 1999 and for the years ended April 30, 1999 and 1998 which report is included in this Annual Report on Form 10-KSB. We also consent to the reference of our firm under the caption "Experts" in the prospectus.





                                           Richard A. Eisner & Company, LLP



New York, New York
July 27, 1999